Exhibit 99.1

AÉROPOSTALE REPORTS RESULTS FOR FIRST QUARTER OF FISCAL 2014

New York, New York, May 22, 2014 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today reported results for the first quarter of fiscal 2014, and provided guidance for the second quarter of fiscal 2014.

First Quarter Performance
For the first quarter of fiscal 2014, net sales decreased 12% to $395.9 million, from $452.3 million in the year ago period. Comparable sales, including the e-commerce channel, for the first quarter decreased 13%, compared to a decrease of 14% for the corresponding 13-week period ended May 4, 2013.

Net revenues from the Company’s e-commerce business for the first quarter of fiscal 2014 decreased 18% to $34.3 million, from $41.9 million in the year ago period.

The Company reported a net loss for the first quarter of fiscal 2014 of $76.8 million, or $0.98 per diluted share, which included after-tax charges of $31.6 million, or $0.40 per diluted share, related to store asset impairment charges, the majority of which is recorded in restructuring charges, $3.8 million, or $0.05 per share for other restructuring charges, and a charge of $0.3 million, or $0.01 per diluted share in other lease exit and consulting costs. The Company reported a net loss of $12.2 million, or $0.16 per diluted share, for the first quarter of 2013.

Excluding the aforementioned charges, the Company reported an adjusted net loss of $41.1 million, or $0.52 per diluted share in the first quarter of fiscal 2014 (see Exhibit C). This compares to the Company’s previously issued guidance for operating losses in the range of $64 million to $68 million, which translated to a net loss in the range of $0.70 to $0.75 per diluted share, which did not include the aforementioned charges.

Thomas P. Johnson, Chief Executive Officer, commented, “As other retailers experienced, the macroeconomic environment was challenging during the first quarter with aggressive promotions, lower mall traffic, and unseasonable weather. While our overall results were disappointing, we were able to exceed guidance and end the quarter with inventories well-controlled. Additionally, at the close of the quarter, we took additional actions to build on our turnaround efforts from the past year, restructuring our P.S. from Aéropostale business and expanding our expense savings program. We remain focused on strengthening our company operationally and financially as we continue to implement our strategies to reposition the Aéropostale brand.”

The Company ended the quarter with cash and cash equivalents of $24.5 million and $8.5 million in short term borrowings.

The Company closed 18 Aéropostale stores during the quarter and one P.S. from Aéropostale store. For the first quarter, the Company invested $8.0 million in planned capital expenditures.

Second Quarter Guidance
For the second quarter of fiscal 2014, the Company expects operating losses in the range of $49.0 to $54.0 million, which translates to a net loss in the range of $0.55 to $0.61 per diluted share. The effective tax rate for the second quarter is projected to be approximately 10.0% versus a tax rate of 23.2% last year. The Company continues to work to finalize its transaction with Sycamore Partners and its affiliates. This outlook does not include the financial or accounting impact, including interest expense or professional fees, related to the Sycamore Partners transaction, nor any potential accelerated store closures and consulting fees.

Mr. Johnson continued, “As we move through the remainder of the year, our organization continues to work diligently to execute our initiatives designed to transform the Aéropostale brand and develop our future growth drivers. Our comprehensive cost reduction program, and the continued execution of our merchandising, marketing, and operational strategies are setting the path to succeed in today’s retail market.”

Use of Non-GAAP Measures
The Company believes that the disclosure of adjusted net loss and adjusted loss, which are non-GAAP financial measures, provides investors with useful information to help them better understand the Company’s results (see Exhibit C).

Conference Call Information
The Company will be holding a conference call today at 4:15 P.M ET to review its first quarter results. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com or by dialing 877-407-9039 approximately 10 minutes prior to the scheduled time with the passcode “Aeropostale.” A replay will be available approximately one hour after the recording through Thursday, May 29, 2014 and can be accessed by dialing 877-870-5176, using the required passcode 13582630. An archive will also be available at the Aeropostale website for 12 months.

About Aeropostale, Inc.
Aeropostale®, Inc. is a primarily mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aeropostale® stores and 4 to 12 year-old kids through its P.S. from Aeropostale® stores. The Company provides customers with a focused selection of high quality fashion and fashion basics at compelling values in an innovative and exciting store environment. Aeropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aeropostale® products can only be purchased in Aeropostale® stores and online at www.Aeropostale.com. P.S. from Aeropostale® products can be purchased in P.S. from Aeropostale® stores and online at www.ps4u.com and www.Aeropostale.com. The Company currently operates 853 Aeropostale® stores in 50 states and Puerto Rico, 77 Aeropostale stores in Canada and 150 P.S. from Aeropostale® stores in 31 states and Puerto Rico. In addition, pursuant to various licensing agreements, our licensees currently operate 124 Aeropostale® locations and one Aeropostale® and P.S. from Aeropostale® store in the Middle East, Asia, Europe, and Latin America. Since November 2012, Aéropostale, Inc. acquired and now operates GoJane.com,
Inc., an online women’s fashion footwear and apparel retailer.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, COST SAVINGS, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ANY GROWTH STRATEGIES; RISKS ASSOCIATED WITH THE COMPANY'S ABILITY TO IMPLEMENT AND REALIZE THE ANTICIPATED BENEFITS OF THE COMPANY'S STRATEGIC INITIATIVES AND COST REDUCTION PROGRAM, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	May 3, 2014	February 1, 2014	May 4, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$24,521	$106,517	$148,355
Merchandise inventory	173,167	172,311	180,268
Other current assets	99,961	97,793	69,437
Total current assets	297,649	376,621	398,060

Fixtures, equipment and improvements, net	194,896	235,401	267,442
Goodwill and intangible assets	28,392	28,580	29,144
Other assets	9,190	7,039	7,058

TOTAL ASSETS	$530,127	$647,641	$701,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$103,520	$138,245	$91,793
Accrued expenses	104,442	102,116	83,794
Short-term borrowings	8,500	—	—
Total current liabilities	216,462	240,361	175,587

Other non-current liabilities	106,855	126,588	128,487

Stockholders’ equity	206,810	280,692	397,630

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$530,127	$647,641	$701,704

EXHIBIT B

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	13 weeks ended
	May 3, 2014		May 4, 2013
		% of sales		% of sales
Net sales	$395,858	100.0%	$452,273	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) [1]	325,361	82.2%	350,838	77.6%
Gross profit	70,497	17.8%	101,435	22.4%
Selling, general and administrative expenses [2]	119,445	30.2%	121,941	27.0%
Restructuring charges [3]	34,489	8.7%	—	—%
Loss from operations	(83,437)	(21.1)%	(20,506)	(4.6)%
Interest expense	349	0.1%	199	0.0%
Loss before income taxes	(83,786)	(21.2)%	(20,705)	(4.6)%
Income tax benefit	(7,004)	(1.8)%	(8,537)	(1.9)%
Net loss	$(76,782)	(19.4)%	$(12,168)	(2.7)%
Basic loss per share	$(0.98)		$(0.16)
Diluted loss per share	$(0.98)		$(0.16)
Weighted average basic shares	78,558		78,370
Weighted average diluted shares	78,558		78,370

STORE DATA:

Comparable sales change (including e-commerce channel)	(13)%		(14)%
Stores open at end of period	1,081		1,106
Total square footage at end of period	4,022,288		4,087,060
Average square footage during period	4,066,155		4,053,745

1 Cost of sales for the first quarter of 2014 was unfavorably impacted by store asset impairment charges of $2.6 million ($2.5 million after tax, or $0.03 per diluted share) and lease exit costs of $0.2 million ($0.2 million after tax, or $0.01 per diluted share).

2 Selling, general and administrative expenses for the first quarter of 2014 was unfavorably impacted by consulting fees of $50 thousand ($48 thousand after tax, or $0.00 per diluted share).

3 Restructuring charges for the first quarter of 2014 included store asset impairment charges of $30.5 million ($29.1 million after tax, or $0.37 per diluted share) and other restructuring charges of $4.0 million ($3.8 million after tax, or $0.05 per diluted share).

EXHIBIT C

AÉROPOSTALE, INC.
RECONCILIATION OF NET LOSS AND DILUTED LOSS PER SHARE
(In thousands, except per share)
(Unaudited)

The following table presents a reconciliation of net loss and diluted loss per share (“EPS”) on a GAAP basis to the non-GAAP adjusted basis discussed in this release.

	13 weeks ended
	May 3, 2014		May 4, 2013
	Net Loss	Diluted EPS	Net Loss	Diluted EPS

As reported	$(76,782)	$(0.98)	$(12,168)	$(0.16)
P.S. from Aéropostale store asset impairment charges [1]	31,562	0.40	—	—
Other restructuring charges	3,804	0.05	—	—
Other lease exit costs [2]	224	0.01	—	—
Consulting fees [3]	48	0.00	—	—
As adjusted	$(41,144)	$(0.52)	$(12,168)	$(0.16)

1 Includes $29.1 million, after tax recorded in restructuring charges and $2.5 million, after tax recorded in cost of sales in the statement of operations for the first quarter of 2014.

2 Recorded in cost of sales in the statement of operations for the first quarter of 2014.

3 Recorded in selling, general and administrative expenses in the statement of operations for the first quarter of 2014.